Exhibit 99.1

Calpian, Inc. Concludes $8.3 Million Private Placement

Dallas – May 27, 2014 – Calpian, Inc. (OTCQB: CLPI) announced today the completion of a private placement offering totaling $8.3 million with National Securities acting as lead placement agent. The company sold a total of 8.3 million units consisting of common stock and warrants, and completed its final closing on May 21, 2014.

Calpian is a global processing and mobile payments technology company offering traditional domestic transaction services through Calpian Commerce and mobile payment services through Indian subsidiary Money-On-Mobile.

“We are very pleased with the outcome of our equity offering through National,” said Harold Montgomery, CEO of Calpian, Inc. “This financing, coupled with additional investments led by Babu Sivadasan and Craig Hall announced earlier this year, constitutes the largest capital infusion into the company since its inception. These funds significantly strengthen the balance sheet, providing the company greater flexibility to pursue growth opportunities in our U.S. business, in addition to funding continued growth in our rapidly-expanding Indian subsidiary, Money-On-Mobile.”

About Calpian
Calpian’s wholly-owned subsidiary, Calpian Commerce, provides the merchant community with an integrated suite of payment processing services and related software enabling products. Calpian Commerce offers credit and debit card processing, ACH, mobile acceptance and gateway payment solutions to merchants in the U.S. operating in a physical “bricks and mortar” business environment and/or over the Internet, and in settings requiring wired as well as wireless/portable payment solutions. Calpian Commerce delivers its products and services to merchants via three delivery chains: a direct sales force, ISOs and Agent Banks.

Since April 2012, Calpian’s Indian subsidiary, Money-On-Mobile, a pre-paid mobile payment solution, has been accessed by more than 88 million unique mobile phone subscribers at over 184,000 Indian retail locations.

Calpian’s management team has over 70 years in combined experience in the payments business. Calpian’s CEO, Harold Montgomery, is a recognized industry leader who has provided expert testimony to the U.S. Congress and Federal Reserve Bank on payments-related issues and regularly appears in numerous industry publications, such as Transaction World Magazine. Visit www.calpian.com for more information.

About National Securities
Serving independent-minded investors and brokers. Founded in 1947, National Securities Corporation has registered representatives located throughout the United States, and has evolved into one of the country's largest independent broker-dealers. National is small enough to give clients the individualized attention that they deserve, but we have the resources necessary to provide products and services competitive with the very largest firms. Visit www.nationalsecurities.com

Note to Investors:

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 31, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investors
Mark Mayad
VP, Investor Relations
214.758.8626
mmayad@calpian.com

Media
Matt Averitt
AverittPR for Calpian
214.823.2244
matt@averittpr.com